Exhibit 99.1

ARALEZ REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

Mississauga, Ontario — August 9, 2016 — Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ) (TSX: ARZ) (“Aralez” or the “Company”) today announced financial results for the second quarter ended June 30, 2016. The Company also highlighted certain corporate, commercial, and regulatory updates. All figures are in U.S. dollars.

Corporate Updates:

•                  On April 25, 2016, the Company announced Health Canada’s approval of BLEXTEN™ (bilastine 20 mg oral tablet) for the treatment of the symptoms of Seasonal Allergic Rhinitis (“SAR”) and Chronic Spontaneous Urticaria (“CSU”) (such as itchiness and hives).

•                  On April 20, 2016, the Company reported additional details regarding the steps that have been taken to support the re-submission of the YOSPRALA™ (PA8140/PA32540) New Drug Application (“NDA”) that was submitted to the Food and Drug Administration (“FDA”) on March 14, 2016, using a new primary aspirin supplier.  The FDA has recently conducted a previously planned inspection of the new aspirin supplier, which concluded with no reported ‘483 compliance findings. The NDA for YOSPRALA was accepted by the FDA on March 25, 2016 with a Prescription Drug User Fee Act (“PDUFA”) goal date for a decision of September 14, 2016.

•                  On April 20, 2016, the Company also announced the promotional launch of Fibricor® (fenofibric acid), comprised of both the branded product and the Authorized Generic, in the United States with a 25 person sales force whose key objectives include developing professional relationships with cardiologists. The sales force is fully operational and has already significantly increased new prescriptions among target high prescribers using a targeted approach to growing market share, a strategy that is anticipated to also be used for YOSPRALA, pending FDA approval.

Second Quarter 2016 Financial Results

On February 5, 2016, the Company completed its acquisition of Tribute Pharmaceuticals Canada Inc. (“Tribute”) (the “Acquisition”). The accompanying financial information for the three and six months ended June 30, 2016 includes the operations of Tribute from the date of the Acquisition through June 30, 2016. The financial information for the three and six months ended June 30, 2015 reflects only the results of the Company’s predecessor company, POZEN Inc. (“Pozen”).

Total net revenues for the three months ended June 30, 2016 were $12.6 million compared to $5.2 million for the three months ended June 30, 2015. Net product revenues for the three months ended June 30, 2016 were $7.4 million, consisting entirely of revenues from products acquired through the Acquisition. VIMOVO® royalties were $5.2 million for the three months ended June 30, 2016, which is the same as compared to the prior year period. Royalty revenues for the three months ended June 30, 2016 include an increase in the royalty rate received on net sales outside of the U.S. from 6% to 10% commencing in 2016, offset by a decrease in U.S. net sales primarily due to lower net pricing recorded by our commercialization partner, Horizon Pharma USA, Inc.

GAAP selling, general and administrative (“SG&A”) expenses were $22.7 million for the three months ended June 30, 2016 compared to $18.2 million for the three months ended June 30, 2015. The increase in SG&A expenses is primarily driven by increased commercialization costs incurred in the U.S., predominantly for the planned launch of YOSPRALA in the fourth quarter of 2016, pending FDA approval, and costs to support the Aralez global corporate structure. The increase in expenses were partially offset by a decrease in transaction fees and severance and retention expenses compared to the three months ended June 30, 2015. GAAP research and development (“R&D”) expenses for the three months ended June 30, 2016 were $1.5 million compared to $2.3 million for the three months ended June 30, 2015. The decrease in R&D expenses for the three months ended June 30, 2016 compared to June 30, 2015 is primarily due to development costs incurred during 2015 for YOSPRALA.

Non-GAAP SG&A expenses, which represent our ongoing cash-based operating expenses and exclude transaction fees, severance and retention, and share-based compensation expense, were $19.5 million for the three months ended June 30, 2016 compared to $4.6 million for the three months ended June 30, 2015. The increase in non-GAAP SG&A expenses is primarily driven by commercialization costs incurred principally related to YOSPRALA and expenses incurred to support the Aralez global corporate structure. Non-GAAP R&D expenses, which exclude severance and retention and share-based compensation expense, were $1.1 million for the three months ended June 30, 2016 compared to $2.2 million for the three months ended June 30, 2015.

The GAAP net loss for the three months ended June 30, 2016 was $17.5 million, or $0.27 loss per share on a diluted basis, compared to a net loss of $16.3 million, or $0.50 loss per share on a diluted basis, for the three months ended June 30, 2015.

Balance Sheet

As of June 30, 2016, the Company had cash and cash equivalents of approximately $93 million and approximately 65 million of its common shares were issued and outstanding. The Company also has access to $200 million of committed debt capital eligible for acquisitions pursuant to a financing that was completed in connection with the Acquisition.

“We are delighted with the early productivity of our 25 person sales force currently promoting Fibricor in the United States, further reinforcing our belief in a focused and targeted commercialization strategy,” said Adrian Adams, Chief Executive Officer of Aralez. “We look forward to the YOSPRALA PDUFA date of September 14, 2016, and pending FDA approval, plan to successfully launch the product in the fourth quarter of this year with a similar highly focused and targeted strategy. We remain confident in the existing and evolving Aralez business and are also actively evaluating business development opportunities with the goal of creating value for our shareholders.”

Second Quarter Results Webcast

Aralez will host a webcast this morning, August 9, 2016 at 11:00 a.m. ET to present second quarter 2016 results. The webcast can be accessed live and will be available for replay at www.aralez.com.

Conference Call Details

Date: Tuesday, August 9, 2016

Time: 11:00 a.m. ET

Dial-in (U.S.): 877-407-8037

Dial-in (International): 201-689-8037

About Aralez Pharmaceuticals Inc.

Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ) (TSX: ARZ) is a global specialty pharmaceutical company focused on delivering meaningful products to improve patients’ lives while creating shareholder value by acquiring, developing and commercializing products primarily in cardiovascular, pain and other specialty areas. Aralez’s Global Headquarters is in Mississauga, Ontario, Canada, the U.S. Headquarters is planned to be in Princeton, NJ and the Irish Headquarters is in Dublin, Ireland. More information about Aralez can be found at www.aralez.com.

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures, including non-GAAP SG&A expenses and non-GAAP R&D expenses. These non-GAAP financial measures exclude certain amounts, expenses or income, from the corresponding financial measures determined in accordance with accounting principles generally accepted in the U.S.

(“GAAP”). Management believes this non-GAAP information is useful for investors, taken in conjunction with GAAP financial statements, because it provides greater transparency regarding the Company’s operating performance by excluding (i) non-cash expenses that are substantially dependent on changes in the market price of our common shares, and (ii) discrete items, such as merger and acquisition-related costs, including transaction fees and severance and retention expenses, that may not be consistently recurring. Management uses these measures, among other factors, to assess and analyze operational results and to make financial and operational decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the Company’s operating results as reported under GAAP, not as a substitute for GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts. Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are included in the tables accompanying this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain statements that constitute “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements include, but are not limited to, statements regarding the projected PDUFA goal date for a decision in respect of the approval by the FDA of YOSPRALA, the anticipated successful launch of YOSPRALA in the fourth quarter of 2016, pending FDA approval, including timing thereof, the expected benefits of the promotional launch of Fibricor, the expected benefits of our commercialization strategies for Fibricor and YOSPRALA, if and when approved, our ability to successfully identify, execute and consummate business or product opportunities, acquisitions, prospective products or to obtain product approvals, the outlook for the Company’s future business and financial performance, our strategies, plans, objectives, goals, prospects, future performance or results of current and anticipated products, and other statements that are not historical facts, and such statements are typically identified by use of terms such as “may,” “will,” “would,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “likely,” “potential,” “continue” or the negative or similar words, variations of these words or other comparable words or phrases, although some forward-looking statements are expressed differently.

You should be aware that the forward-looking statements included herein represent management’s current judgment and expectations, and are based on current estimates and assumptions made by management in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors that it believes are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct and, as a result, the forward-looking statements based on those assumptions could prove to be incorrect. Accordingly, actual results, level of activity, performance or achievements or future events or developments could differ materially from those expressed or implied in the forward-looking statements.  Our operations involve risks and uncertainties, many of which are outside of our control, and any one or any combination of these risks and uncertainties could also affect whether the forward-looking statements ultimately prove to be correct and could cause our actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, our inability to build, acquire or contract with a sales force of sufficient scale for the commercialization of YOSPRALA, if approved, in a timely and cost-effective manner; our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval of our product candidates (including YOSPRALA), including as a result of the need to conduct additional studies or due to issues with third-party API or finished product manufacturers, or the failure to obtain such approval of our product candidates for all expected indications, including as a result of changes in regulatory standards or the regulatory environment during the development period of any of our product candidates; the inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products, including our dependence on AstraZeneca AB and Horizon Pharma USA, Inc. for the sales and marketing of VIMOVO, and our dependence on Patheon Pharmaceuticals Inc.

for the manufacture of YOSPRALA™ 81/40 and YOSPRALA™ 325/40; our ability to protect our intellectual property and defend our patents; regulatory obligations and oversight; failure to successfully identify, execute , integrate and maintain new acquisitions, such as the integration of Tribute; fluctuations in the value of certain foreign currencies, including the Canadian dollar, in relation to the U.S. dollar, and other world currencies; changes in government regulations, including tax laws and unanticipated tax liabilities; general adverse economic, market and business conditions; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s Securities and Exchange Commission (“SEC”) filings and reports and Canadian securities law filings, including in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, which will be available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, and on the Company’s website at www.aralez.com, and those described from time to time in our future reports filed with the SEC and applicable securities regulatory authorities in Canada. You should not place undue importance on forward-looking statements and should not rely upon this information as of any other date. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Aralez Pharmaceuticals US Inc. Contact:

Nichol L. Ochsner

Executive Director, Investor Relations & Corporate Communications

732-754-2545

nochsner@aralez.com

Financial Tables to Follow

ARALEZ PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; in thousands of U.S. dollars, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Product revenues, net	$7,375	$—	$10,940	$—
Other revenues	5,203	5,201	9,695	9,605
Total revenues, net	12,578	5,201	20,635	9,605
Costs and expenses:
Cost of product revenues (exclusive of amortization shown separately below)	3,360	—	5,898	—
Amortization of intangible assets	2,134	—	3,406	—
Selling, general and administrative	22,731	18,193	60,190	21,456
Research and development	1,474	2,302	5,886	3,285
Total costs and expenses	29,699	20,495	75,380	24,741
Loss from operations	(17,121)	(15,294)	(54,745)	(15,136)
Interest expense	(593)	—	(900)	—
Other income (expense), net	(270)	15	4,527	(171)
Loss before income taxes	(17,984)	(15,279)	(51,118)	(15,307)
(Benefit from) provision for income taxes	(509)	1,001	145	1,001
Net loss	$(17,475)	$(16,280)	$(51,263)	$(16,308)

Basic net loss per common share	$(0.27)	$(0.50)	$(0.88)	$(0.50)
Diluted net loss per common share	$(0.27)	$(0.50)	$(0.96)	$(0.50)
Shares used in computing basic net loss per common share	64,360,515	32,436,818	58,258,044	32,348,194
Shares used in computing diluted net loss per common share	64,363,240	32,436,818	58,361,811	32,348,194

ARALEZ PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands of U.S. dollars)

	June 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$93,032	$24,816
Accounts receivable, net	7,113	5,966
Inventory	4,863	—
Prepaid expenses and other current assets	2,888	1,225
Property and equipment, net	2,166	251
Goodwill	74,485	—
Other intangible assets, net	90,505	—
Other long-term assets	697	—
Total assets	$275,749	$32,258

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$2,534	$4,557
Accrued expenses	17,624	11,932
Other current liabilities	4,322	—
Long-term debt	74,498	—
Deferred tax liability	6,490	—
Other long-term liabilities	562	986
Total liabilities	106,030	17,475
Total shareholders’ equity	169,719	14,783
Total liabilities and shareholders’ equity	$275,749	$32,258

ARALEZ PHARMACEUTICALS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited; in thousands of U.S. dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP Selling, general and administrative expenses:	$22,731	$18,193	$60,190	$21,456
Share-based compensation expense	(2,633)	(3,183)	(6,216)	(3,605)
Retention and severance	(243)	(5,238)	(1,233)	(5,238)
Transaction expenses	(317)	(5,124)	(7,620)	(5,124)
Excise tax equalization payments	—	—	(12,043)	—
Non-GAAP Selling, general and administrative expenses:	$19,538	$4,648	$33,078	$7,489

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP Research and development expenses:	$1,474	$2,302	$5,886	$3,285
Share-based compensation expense	—	(46)	(327)	(101)
Retention and severance	(361)	(38)	(451)	(38)
Non-GAAP Research and development expenses:	$1,113	$2,218	$5,108	$3,146

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